Exhibit 5.2

December 14, 2015

Peabody Energy Corporation

701 Market Street

St. Louis, Missouri 63103

Ladies and Gentlemen:

We have acted as special Indiana counsel to Falcon Coal Company, LLC, an Indiana limited liability company (“Falcon”), Peabody Arclar Mining, LLC, an Indiana limited liability company (“Arclar”), Peabody Midwest Mining, LLC, an Indiana limited liability company (“Midwest”), and Sugar Camp Properties, LLC, an Indiana limited liability company (“Sugar Camp,” and together with Falcon, Arclar and Midwest, the “Indiana Guarantors”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Peabody Energy Corporation (the “Company”) and the guarantors named therein, including the Indiana Guarantors (collectively, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to (i) debt securities, which may be either senior (“Senior Debt Securities”) or subordinated (“Subordinated Debt Securities”) (collectively, the “Debt Securities”); (ii) guarantees of the Guarantors to be issued in connection with the Debt Securities, Warrants (as defined below) or Units (as defined below) (the “Guarantees”); (iii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); (iv) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (v) warrants to purchase Senior Debt Securities (the “Senior Debt Security Warrants”), Subordinated Debt Securities (the “Subordinated Debt Security Warrants”), Preferred Stock (the “Preferred Stock Warrants”) or Common Stock (the “Common Stock Warrants”) (collectively, the “Warrants”); (vi) units of the Company, consisting of any combination of two or more of the securities being registered pursuant to the Registration Statement (the “Units”); and (vii) Debt Securities and Guarantees, Preferred Stock and Common Stock that may be issued upon exercise of Warrants. The Debt Securities, the Guarantees, the Preferred Stock, the Common Stock, the Warrants and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $1,000,000,000, subject to there being a sufficient number of shares of common stock and preferred stock authorized under the Company’s amended and restated certificate of incorporation that have not been issued or reserved for issuance.

The Senior Debt Securities and the Guarantees thereof will be issued under an Indenture (the “Senior Indenture”) among the Company, the Guarantors and U.S. Bank National Association, as Trustee. The Subordinated Debt Securities will be issued under an Indenture (the “Subordinated Indenture”) between the Company and U.S. Bank National Association, as Trustee (the “Subordinated Trustee”). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indentures.”

Bridgeport, WV • Charleston, WV • Martinsburg, WV • Morgantown, WV • Wheeling, WV Denver, CO • Crawfordsville, IN • Evansville, IN • Lexington, KY • Akron, OH • Pittsburgh, PA • Washington, DC

Peabody Energy Corporation

December 14, 2015

The Senior Debt Security Warrants will be issued under a Senior Debt Security Warrant Agreement (the “Senior Debt Security Warrant Agreement”) among the Company, the Guarantors, as applicable, a debt security warrant agent to be named therein and the Senior Trustee. The Subordinated Debt Security Warrants will be issued under a Subordinated Debt Security Warrant Agreement (the “Subordinated Debt Security Warrant Agreement”) among the Company, the Guarantors, as applicable, a debt security warrant agent to be named therein and the Subordinated Trustee. The Preferred Stock Warrants will be issued under a Preferred Stock Warrant Agreement between the Company and a preferred stock warrant agent to be named therein. The Common Stock Warrants will be issued under a Common Stock Warrant Agreement between the Company and a common stock warrant agent to be named therein.

The Units will be issued pursuant to a unit agreement (the “Unit Agreement”) among the Company, the Guarantors, as applicable, and a unit agent to be named therein (the “Unit Agent”).

We have examined the Registration Statement which has been filed with the Commission. We also have examined the originals, or duplicates or certified or conformed copies, of the Senior Indenture, the Subordinated Indenture and a form of the share certificate of Common Stock, which have been filed as exhibits to the Registration Statement, the Secretary’s Certificate for each of the Indiana Guarantors with articles of organization, operating agreement and resolutions attached, and certificates of existence obtained from the Indiana Secretary of State for each of the Indiana Guarantors. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Indiana Guarantors. We have not made any independent investigation as to any assumptions made herein or as to the accuracy or completeness of any facts or representations, warranties, data or other information, whether written or oral, that may have been made by or on behalf of the parties, including but not limited to the Secretary’s Certificate, and we express no opinion with respect to the subject matter or accuracy of the assumptions or items upon which we have relied.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that (1) the Senior Indenture will be the valid and legally binding obligation of the Senior Trustee, the Company and the Guarantors at the time of issuance of the related Guarantees; (2) the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Trustee, the Company and the Guarantors at the time of issuance of the related Guarantees; (3) at the time of execution, countersignature, issuance and delivery of

Peabody Energy Corporation

December 14, 2015

any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each party thereto at the time of issuance of the Guarantees; and (4) at the time of execution, issuance and delivery of any Units, the Unit Agreement will be the valid and legally binding obligation of each party thereto at the time of issuance of any related Guarantees.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.	Each of the Indiana Guarantors is validly existing as a limited liability company under the laws of the State of Indiana.

2.	The Indiana Guarantors have the requisite limited liability company power and authority to guarantee the Debt Securities.

3.	The Guarantees to be issued by each of the Indiana Guarantors in accordance with the Indentures will not violate any provision of the organizational documents which we have reviewed of the Indiana Guarantors or the applicable laws of the State of Indiana as in effect on the date hereof.

4.	No governmental approval by any governmental authority of the State of Indiana is required to authorize, or is required for, the issuance by the Indiana Guarantors of their respective Guarantees.

5.	With respect to the Guarantees to be issued by each of the Indiana Guarantors in connection with the Debt Securities, assuming (a) the taking of all necessary action by the members of each of the Indiana Guarantors to approve the issuance and terms of the Guarantees to be issued by the Indiana Guarantors and related matters by the board of directors of the member(s) of each of the Indiana Guarantors, a duly constituted and acting committee of such board or duly authorized officers or managers of each Indiana Guarantor, (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying the Guarantees, upon the payment of consideration therefor provided for in the applicable definitive purchase agreement, underwriting or similar agreement approved by such board, committee or authorized officers and otherwise in accordance with the provisions of the applicable Indenture and such agreement all in accordance with the terms of the respective Indentures, and (c) all applicable provisions of “blue sky” laws will have been complied with, the Guarantees in connection with the Debt Securities to which the Indiana Guarantors will be parties will be validly issued.

The opinion expressed in numbered paragraph 1 above with respect to the existence of each of the Indiana Guarantors is based solely on the certificates of existence obtained from the Indiana Secretary of State.

Peabody Energy Corporation

December 14, 2015

We express no opinion as to the laws of any jurisdiction other than the State of Indiana. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

The foregoing opinions are rendered as of the date hereof, and we have not undertaken to supplement this opinion with respect to factual matters or changes in law which may hereafter occur. The opinions expressed in this letter are provided as legal opinions only and not as guaranties or warranties of the matters discussed herein. Subject to the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Simpson Thacher & Bartlett LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Company, as filed with the Commission as Exhibit 5.2 to the Registration Statement.

The limitations inherent in the role of special local counsel are such that we cannot and have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information included in the Registration Statement or the Prospectus and, except for the opinions contained herein, we have not participated in the preparation of any material in connection with the filing by the Company and the Guarantors with the Commission of the Registration Statement with respect to the registration of the Securities and assume no responsibility for the contents of any such material.

We hereby consent to the reference to Jackson Kelly PLLC under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement.

Yours truly,

/s/ JACKSON KELLY PLLC

JACKSON KELLY PLLC